Rule 424 (b) (3)
Registration No. 333-84192
CUSIP #: 63743HDS8

TRADE DATE: 3/5/2003

    SETTLEMENT DATE:
3/10/2003

    PRICING SUPPLEMENT
NO. 3217 DATED March 5, 2003

    TO PROSPECTUS
SUPPLEMENTAL DATED March 25, 2002

    AND
BASE PROSPECTUS DATED March 22, 2002

       NATIONAL RURAL
UTILITIES COOPERATIVE FINANCE CORPORATION

       Medium-Term Notes,
      Series C

       With Maturities of
Nine Months or More from Date of Issue

       Floating Rate
Notes

        Principal Amount:

        $145,000,000.00

        Issue Price:

        100% of Principal Amount

        Original Issue Date:

03/10/2003

        Maturity Date:

03/10/2004

        Initial Interest Rate:

        Determined as described below

      Base Rate:

      LIBOR Telerate

      Spread:

      Plus 15 basis points

      Index Maturity:

      3 months

        Interest Payment Dates:

        On the 10th of each March, June,
        September, and December, commencing June 10, 2003

        Reset Period:

        Quarterly

      Interest Reset Dates:

    On the
      10th of each March, June, September, and December, commencing March 10,
2003

      Redemption Date:

None

        Agent's Discount or Commission:

0.050%

        Agent(s):

        J.P. Morgan Securities Inc.

($120,000,000)

        Banc of America Securities LLC

($25,000,000)

        Capacity:

        Agent

        Form of Note:

        Book-Entry

        (Book-Entry or Certificated)

        Other Terms:

        None

    Medium-Term
      Notes, Series C may be issued by CFC in an aggregate principal amount of up to $20,435,508,000 and, to date, including this offering, an aggregate of $17,072,007,000 Series C have been issued.